SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005

Triad Automobile Receivables Trust 2004-A

(Issuer with respect to the Notes)

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer (Commission File Number)	Identification No.)

Debra Glasser, Esq. Triad Financial Corporation 7711 Center Avenue Suite 100 Huntington Beach, California		92647

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:	(714) 373-8300

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Information related to distributions to Noteholders for the December, 2004 Collection Period with respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes (the “Notes”) issued by the Issuer. The performance of the Receivables held by the Issuer as well as other information related to the Notes is contained in the Servicer’s Certificate and the Statement to Noteholders for the referenced Collection Period. Both reports have been provided to the Noteholders pursuant to the Sale and Servicing Agreement dated as of March 1, 2004 among the Issuer, Triad Financial Special Purpose LLC, as Depositor, Triad Financial Corporation, as Servicer and JPMorgan Chase Bank, as Backup Servicer and Indenture Trustee (the “Agreement”).

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

     99. Servicer’s Certificate and Statement to Noteholders for the December, 2004 Collection Period relating to the Notes issued by the Issuer pursuant to the Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION
By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

Dated: January 12, 2005

EXHIBIT INDEX

Exhibit No.	Description
99	Servicer’s Certificate and Statement to Noteholders for the December, 2004 Collection Period relating to the Notes issued by the Issuer.